EXHIBIT 99.2

Pro Forma Condensed Combining Financial Information for Zanett, Inc. and Whitbread Technology Partners, Inc.

INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

                                                              Page
                                                              ----

Basis of Presentation                                            1

Unaudited Pro Forma Condensed Combining Balance Sheet as of
 December 31, 2004                                               4

Unaudited Pro Forma Condensed Combining Statement of
 Operations for the year ended December 31, 2004                 5

Notes to Unaudited Pro Forma Condensed Combining
 Financial Information                                           6

                                  ZANETT, INC.
           UNAUDITED PROFORMA CONDENSED COMBINING FINANCIAL STATEMENTS

Basis of Presentation.

On March 1, 2005 (the "Closing"), Zanett, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Agreement") with Whitbread Technology Partners, Inc. ("Whitbread") and Joel D'Arcy, the sole shareholder of Whitbread (the "Shareholder"). Pursuant to the Agreement, effective as of March 1, 2005, the Company acquired all of the issued and outstanding capital stock of Whitbread from the Shareholder.

Whitbread was founded in January 2000 to offer custom enterprise resource planning solutions to customers using the Oracle E-Business Suite software applications. Based outside Boston, its' operations are focused in the New England region. Oracle has recognized the performance of Whitbread on both a regional and national level, awarding Whitbread its highest recognition as a Certified Advantage Partner. Whitbread's key service areas include; project management, business and functional consulting, technical services, application support, and training.

The total consideration to be paid by the Company to the Shareholder will be comprised of initial consideration, a purchase price adjustment based on the level of Whitbread's net working capital at closing, future contingent consideration and a final consideration payment.

The initial consideration consisted of $1,632,000 in cash and 128,302 shares of the Company's common stock ("Common Stock"), of which 19,245 were issued into escrow to secure certain obligations of the Shareholder under the Agreement. The Common Stock issued was valued at $569,278 based on the average closing price of the Common Stock for the three trading days immediately preceding the closing based on the fact that the merger was announced after the date of closing. The initial consideration will be adjusted by the amount that net working capital at Closing was greater than or less than the benchmark level of working capital to have been provided by Whitbread of $350,000 as of March 31, 2005. In the case that the Net Working Capital at Closing is less than $350,000, then any amount of adjustment owing by the Shareholder shall be limited to a maximum of $102,000.

The Shareholder is eligible to receive contingent consideration in each of three successive annual performance periods commencing April 1, 2005 based upon WTP attaining specified earnings and revenue targets in each period. The contingent consideration in each period consists of a payment of $238,000 in cash and the issuance of a number of shares of Common Stock determined by dividing $238,000 by the average closing price of Common Stock for the 15 trading days immediately preceding the last day of the applicable annual performance period. For accounting purposes, the value of the Common Stock issued as contingent consideration for the performance periods will be determined based on the closing price of the Common Stock upon the resolution of the contingencies.

The annual contingent consideration will be paid to the Shareholder only if Whitbread's earnings before interest, taxes, depreciation and amortization ("EBITDA"), as defined in the Agreement, and revenue equal or exceed certain thresholds specified in the Agreement. Pursuant to the Agreement, the total contingent cash payments and contingent stock payments payable to the

Shareholder for all annual performance periods shall not exceed $1,428,000 in the aggregate.

The final consideration is payable to the Shareholder on March 1, 2009, and will consist of $241,500 in cash and the issuance of a number of shares of Common Stock determined by dividing $143,000 by the average closing price of Common Stock for the 15 trading days immediately preceding March 1, 2006. The Company recorded these amounts at their present value of $357,674 based on interest rates applicable at the date of acquisition. The difference between the fair value and the actual payments will be recorded as interest expense over the deferral periods.

The maximum aggregate consideration will be approximately $4.1 million, of which approximately $2.3 million was paid at Closing as the initial consideration and approximately $1.8 million will be paid as contingent consideration. The Company estimates that transaction costs associated with the acquisition of WTP will total approximately $275,000.

The accompanying unaudited pro forma financial information is presented for illustrative purposes and is not necessarily indicative of the results of operations that would have been reported if the combination had been completed as presented in the accompanying unaudited pro forma condensed combining balance sheet and statement of operations. The results of operations of Whitbread will be consolidated with the results of operations of the Company for all periods subsequent to the acquisition date of March 1, 2005, (the "Closing"). The unaudited pro forma condensed combined financial information presented is based on, and should be read in conjunction with, the historical financial statements and the related notes thereto for both Zanett, Inc. (the "Company") and Whitbread.

The pro forma condensed combining financial information included herein does not reflect any contingent consideration that may be paid in the future. The actual amount of future consideration will be recognized as an adjustment to goodwill in the period in which the contingency is resolved and will be based upon the price of the Company's Common Stock at the date the contingency is resolved.

The allocation of the initial purchase price consideration paid at Closing to the assets acquired and liabilities assumed included in the pro forma condensed combined financial information was based upon preliminary estimates of the fair market value of the acquired assets and assumed liabilities. These estimates of fair market value may change based upon completion of the Company's final valuation of the assets and liabilities of Whitbread.

The following table sets forth the components of the purchase price:

          Cash paid                          $  1,632,000
          Deferred purchase consideration         357,674
          Common stock issued                     569,278
          Estimated transaction costs             275,000
                                             ------------
          Total purchase price               $  2,833,952
                                             ============

The following table provides the preliminary estimated fair value of the acquired assets and liabilities assumed based upon Whitbread's December 31, 2004 balance sheet:

          Current assets                        1,040,673
          Property and equipment                   29,238
          Intangible assets                       200,000
          Other assets                                190
          Liabilities assumed, current           (384,808)
          Liabilities assumed, non current        (11,396)
                                             ------------
          Fair value of assets acquired           873,897
                                             ------------

          Estimated goodwill                    1,960,055
                                             ============

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. The provisions of these statements apply to all business combinations initiated after June 30, 2001. Under the provisions of these pronouncements, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. Intangible assets with finite lives will be amortized over their useful lives.

In accordance with the provisions of SFAS No. 142, the Company will not amortize goodwill and intangible assets with indefinite lives recorded in connection with the acquisition of Whitbread. The Company expects to perform an annual impairment test of the goodwill and any indefinite lived intangible assets but has not yet determined what effect these tests will have on the results of operations or the financial position of the Company in future periods.

Periods Presented

The pro forma balance sheet as of December 31, 2004 gives affect to the acquisition of Whitbread by the Company, as if it had occurred effective December 31, 2004. The pro forma statement of operations for the year ended December 31, 2004 gives affect to the acquisition of Whitbread by the Company, as if it had occurred effective January 1, 2004. Additionally, the pro forma statement of operations for the year ended December 31, 2004 has been adjusted to include the pro forma results of INRANGE Global Consulting ("INRANGE"), from December 31, 2004 through its acquisition date by Zanett of April 23, 2004. The historical results of the Company already include INRANGE's operating results subsequent to its acquisition. This adjustment is made to present pro forma results for the year ended December 31, 2004 for the Company as it currently operates.

For the details of the INRANGE acquisition, refer to Note 3 to the Company's financial statements for the year ended December 31, 2004 filed on Form 10-KSB.

                                  Zanett, Inc.
              Unaudited Pro Forma Condensed Combining Balance Sheet
                             As of December 31, 2004

                                         December 31, 2004                                                          December 31,
                                             Historical                        Pro Forma Adjustments                   2004
                                   -----------------------------   ---------------------------------------------     Pro Forma
                                       Zanett        Whitbread          (a)             (b)             (c)          Combined
                                   -------------   -------------   -------------   -------------   -------------   -------------
Assets
Current assets:
  Cash and cash equivalents        $   1,877,040   $      21,891   $   1,900,000   $  (1,632,000)  $           -   $   2,166,931
  Accounts receivable                  5,024,279         796,031               -               -               -       5,820,310
  Unbilled revenue                        90,711         208,617               -               -               -         299,328
  Prepaid expenses and
   other current assets                  781,995          14,134               -               -               -         796,129
  Deferred income taxes                  156,326               -               -               -               -         156,326
                                   -------------   -------------   -------------   -------------   -------------   -------------
Total current assets                   7,930,351       1,040,673       1,900,000      (1,632,000)              -       9,239,024
Property and equipment, net              556,596          29,238               -               -               -         585,834
Investments                                    -               -               -       2,833,952      (2,833,952)              -
Intangible assets                        972,242               -               -               -         200,000       1,172,242
Goodwill                              17,911,360               -               -               -       1,960,055      19,871,415
Other assets                              47,570             190               -               -               -          47,760
Deferred income taxes                     15,519               -               -               -               -          15,519
                                   -------------   -------------   -------------   -------------   -------------   -------------
Total assets                       $  27,433,638   $   1,070,101   $   1,900,000   $   1,201,952   $    (673,897)  $  30,931,794
                                   =============   =============   =============   =============   =============   =============
Liabilities and shareholder
 equity
Current liabilities:
  Accounts payable                 $   1,141,857   $     123,496   $           -   $           -   $           -   $   1,265,353
  Accrued expenses                     1,993,552          83,070               -         275,000               -       2,351,622
  Short term debt                      1,400,000               -       1,900,000               -               -       3,300,000
  Deferred revenue                        37,156         165,056               -         357,674               -       1,432,706
  Income taxes payable                    31,227               -               -               -               -          31,227
  Other current liabilities            1,692,288           4,051               -               -               -       1,696,339
  Capital lease obligation                     -           9,135               -               -               -           9,135
                                   -------------   -------------   -------------   -------------   -------------   -------------
Total current liabilities              6,296,080         384,808       1,900,000         275,000               -       8,855,888
Notes payable                          6,075,000               -               -               -               -       6,075,000
Other non-current liabilities          1,075,032               -               -         357,674               -       1,432,706
Capital lease obligations -
 Less current portion                          -          11,396               -               -               -          11,396
Deferred income taxes                    592,090               -               -               -               -         592,090
                                   -------------   -------------   -------------   -------------   -------------   -------------
Total liabilities                     14,038,202         396,204       1,900,000         632,674               -      16,967,080

Shareholder equity
  Common stock                            28,564             200               -             109            (200)         28,673
  Paid-in capital                     22,070,707         420,759               -         569,169        (420,759)     22,639,876
  Notes receivable for
   stock subscriptions                (1,897,656)              -               -               -               -      (1,897,656)
  Treasury stock                        (114,108)              -               -               -               -        (114,108)
  Retained earnings/(deficit)         (6,692,071)        252,938               -               -        (252,938)     (6,692,071)
                                   -------------   -------------   -------------   -------------   -------------   -------------
Total shareholder equity              13,395,436         673,897               -         569,278        (673,897)     13,964,714
                                   -------------   -------------   -------------   -------------   -------------   -------------
Total liabilities and
 shareholder equity                $  27,433,638   $   1,070,101   $   1,900,000   $   1,201,952   $    (673,897)  $  30,931,794
                                   =============   =============   =============   =============   =============   =============

See notes to unaudited pro forma condensed combining financial information.

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                                  Zanett, Inc.
         Unaudited Pro Forma Condensed Combining Statement of Operations
                      For the Year Ended December 31, 2004

                                       Year ended      For period                      Year ended
                                       December 31,    ended April      Pro forma      December 31,
                                          2004          23, 2004       Adjustments        2004
                                      -------------   -------------   -------------   -------------
                                                                                        Proforma
                                                                                       Zanett and
                                         Zanett          Inrange           (d)           INRANGE
                                      -------------   -------------   -------------   -------------
Services revenue                      $  25,037,765   $   2,938,036   $           -   $  27,975,801
Hardware sales                            4,835,018               -               -       4,835,018
                                      -------------   -------------   -------------   -------------
Total revenue                            29,872,783       2,938,036               -      32,810,819

Operating expenses:
Cost of revenue:
Services                                 16,095,489       1,901,234               -      17,996,723
Hardware sales                            4,290,145               -               -       4,290,145
                                      -------------   -------------   -------------   -------------
Total cost of revenue                    20,385,634       1,901,234               -      22,286,868

Selling and marketing                     2,450,964         214,436               -       2,665,400
General and administrative                6,718,154         216,024          21,927       6,956,105
                                      -------------   -------------   -------------   -------------
Total operating expenses                 29,554,752       2,331,694          21,927      31,908,373
                                      -------------   -------------   -------------   -------------
Operating income/ (loss)                    318,031         606,342         (21,927)        902,446
                                      -------------   -------------   -------------   -------------
Other income / (expense), net              (586,264)              -         (73,344)       (586,264)
                                      -------------   -------------   -------------   -------------
Income / (loss) before income tax          (268,233)        606,342         (95,271)        316,182
Income tax provision / (benefit)            (14,955)              -         227,922         212,967
                                      -------------   -------------   -------------   -------------
Net (loss) / income                   $    (253,278)  $     606,342   $    (323,193)  $     103,215
                                      =============   =============   =============   =============
(Loss) / income per share
 (basic and diluted)                  $       (0.01)
                                      =============
Weighted average shares outstanding      29,154,468
                                      =============

                                       Year ended
                                       December 31,     Pro Forma     December 31,
                                          2004         Adjustments        2004
                                      -------------   -------------   -------------
                                                                        Pro Forma
                                        Whitbread          (e)          Combined
                                      -------------   -------------   -------------
Services revenue                      $   3,836,685   $           -   $  31,812,486
Hardware sales                                    -               -       4,835,018
                                      -------------   -------------   -------------
Total revenue                             3,836,685               -      36,647,504

Operating expenses:
Cost of revenue:
Services                                  2,191,767               -      20,188,490
Hardware sales                                    -               -       4,290,145
                                      -------------   -------------   -------------
Total cost of revenue                     2,191,767               -      24,478,635

Selling and marketing                       269,900               -       2,935,300
General and administrative                  905,019          40,000       7,901,124
                                      -------------   -------------   -------------
Total operating expenses                  3,366,686          40,000      35,315,059
                                      -------------   -------------   -------------
Operating income/ (loss)                    469,999         (40,000)      1,332,445
                                      -------------   -------------   -------------
Other income / (expense), net                 7,276        (129,711)       (782,043)
                                      -------------   -------------   -------------
Income / (loss) before income tax           477,275        (169,711)        550,402
Income tax provision / (benefit)                  -         122,779         335,746
                                      -------------   -------------   -------------
Net (loss) / income                   $     477,275   $    (292,490)  $     214,656
                                      =============   =============   =============
(Loss) / income per share
 (basic and diluted)                                                  $        0.01
                                                                      =============
Weighted average shares outstanding                         109,057      29,263,525
                                                      =============   =============

See notes to unaudited pro forma condensed combining financial information.

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                                  ZANETT, INC.
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

Explanation of pro forma adjustments:

Balance Sheet:

(a) Draw down of Fifth Third credit facility and receipt of $1,900,000 in cash to fund the cash portion of the acquisition and related acquisition costs.

(b)     Record the Company's investment in Whitbread, as follows:
        1.      Payment to the Whitbread Shareholder of $1,632,000 in cash;
        2. Issuance to the Whitbread Shareholders of 109,057 shares of common stock (par value $0.001) valued at $5.22 per share, which increased common stock by $109 and paid in capital by $569,169;
        3. Accrual of $275,000 for estimated transaction costs; and 4. Record the investment in Whitbread of $2,833,952.

(c) To eliminate the Company's investment in Whitbread, eliminate Whitbread's shareholders' equity balances, allocate the purchase price to Whitbread's assets and liabilities, record intangible assets and goodwill of $200,000 and $1,960,055, respectively.

Statement of Operations:

(d) Additional amortization expense for the INRANGE acquisition of $21,927 for the period ended April 23, 2004 related to intangible assets recognized at the time of acquisition and $73,344 in interest expense related to the difference between the fair value and the actual payments over the deferral periods. The tax provision of $227,922 was calculated by applying an estimated effective tax rate of 39% to INRANGE's pro forma net income as follows:

        Historical income                   $  606,342
        Less: additional amortization          (21,927)
                                            ----------
        Adjusted income                        584,415
        Estimated effective tax rate                39%
                                            ----------
        Tax Provision                       $  227,922
                                            ==========

(e) Interest expense for the Whitbread acquisition for the year ended December 31, 2004 was $122,458 in connection with the draw down of $1,900,000 from the Fifth Third credit facility at prime plus 2% and $7,253 related to the difference between the fair value and the actual payments over the deferral periods. Also, an adjustment to amortization expense of $40,000 related to the estimated intangible assets. The tax provision of $122,779 was calculated by applying an estimated effective tax rate of 39% to the pro forma results of Whitbread as follows:

        Historical income                   $  477,275
        Less: interest expense                (122,458)
        Less: additional amortization          (40,000)
                                            ----------
        Adjusted income                        314,817
        Estimated effective tax rate                39%
                                            ----------
        Tax Provision                       $  122,779
                                            ==========

        In addition, pro forma net income per share for the year ended December 31, 2004 has been adjusted to reflect the issuance of 109,057 shares of common stock at Closing and assumes such shares were outstanding from December 31, 2004.